Exhibit 4.56

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) the type of information that the Registrant treats as private or confidential.

EXECUTION VERSION

PUBLIC HEALTH SERVICE

Amended and Restated Agreement
This amended and restated agreement (“Amended and Restated Agreement”) is based on the model “Patent License Non-Exclusive Sublicensable Agreement” adopted by the U.S. Public Health Service (“PHS”) Technology Transfer Policy Board for use by components of the National Institutes of Health (“NIH”), the Centers for Disease Control and Prevention (“CDC”), and the Food and Drug Administration (“FDA”), which are agencies of the PHS within the Department of Health and Human Services (“HHS”).

This Cover Page identifies the Parties to this Amended and Restated Agreement:

The U.S. Department of Health and Human Services, as represented by the National Institute of Allergy and Infectious Diseases
an Institute or Center (hereinafter referred to as the “NIAID”) of the
NIH

and

BioNTech SE,
hereinafter referred to as the “Licensee”,
having offices at An der Goldgrube 12, 55131 Mainz, Germany, created and operating under the laws of Germany.
Tax ID No.: 98-1511032

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For the NIAID internal use only:
License Number: [***]
License Application Number: [***]
Serial Number(s) of Licensed Patent(s) or Patent Application(s): [***].

Licensee: BioNTech SE

Cooperative Research and Development Agreement (CRADA) Number (if a subject invention):
N/A
Additional Remarks:
N/A

Public Benefit(s): This license will benefit public health by allowing for development of a SARS-CoV-2 vaccine.
This Amended and Restated Agreement, hereinafter referred to as the “Amended and Restated Agreement”, consists of this Cover Page, an attached Amended and Restated Agreement, a Signature Page, Appendix A (List of Patent(s) or Patent Application(s)), Appendix B (Fields of Use and Territory), Appendix C (Royalties), Appendix D (Benchmarks and Performance), Appendix E (Commercial Development Plan), Appendix F (Example Royalty Report), Appendix G (Royalty Payment Options), and Appendix H (Demonstration of Royalty Calculations for Combination Products).
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The NIAID and the Licensee agree as follows:
1.BACKGROUND
1.1In the course of conducting biomedical and behavioral research, NIAID investigators made inventions that may have commercial applicability.
1.2By assignment of rights from the NIAID employees and other inventors, HHS, on behalf of the Government, owns intellectual property rights claimed in any United States or foreign patent applications or patents corresponding to the assigned inventions. HHS also owns any tangible embodiments of these inventions actually reduced to practice by NIAID.
1.3The Secretary of HHS has delegated to the NIAID the authority to enter into the Original Agreement and this Amended and Restated Agreement for the licensing of rights to these inventions under 35 U.S.C. §§200-212, the Federal Technology Transfer Act of 1986, 15 U.S.C. §3710(a), and the regulations governing the licensing of Government owned inventions, 37 CFR Part 404.
1.4The NIAID desires to transfer these inventions to the private sector through commercialization licenses to facilitate the commercial development of products and processes for public use and benefit.
1.5The Licensee desires to acquire commercialization rights to certain of these inventions in order to develop processes, methods, or marketable products for public use and benefit.
1.6The Parties entered into a patent license agreement with respect to these inventions (the “Original Agreement”) effective as of the Effective Date.
1.7The Parties desire to amend and restate the Original Agreement as set forth in this Amended and Restated Agreement effective as of the Amendment Effective Date.
1.8The Parties have entered into a [***] agreement (the “[***] Agreement”) regarding the Notice of Default sent by NIH to Licensee on March 20, 2024. The [***] Agreement is entered into on the Amendment Signing Date.
1.9In consideration of the premises and the mutual promises set forth herein, and intending to be legally bound, the Parties hereby agree to amend and restate the Original Agreement as follows.
2.DEFINITIONS
Capitalized terms not otherwise defined herein will have the meanings set forth below:
2.1“Additional License” means an exclusive or nonexclusive license that includes the Licensed Patent Rights and is granted to a Third Party who is responsible for paying a share of patent expenses, and wherein the exclusive or nonexclusive license has a Licensed Field of Use directed to therapeutic applications. Additional License specifically excludes any license directed solely to evaluation, internal research use or commercialization of research reagents.
2.2“Affiliate(s)” means a corporation or other business entity, which directly or indirectly is controlled by or controls, or is under common control with the Licensee. For this purpose, the term "control" shall mean ownership of more than fifty percent (50%) of the voting stock or other ownership interest of the corporation or other business entity, or the power to elect or appoint more than fifty percent (50%) of the members of the governing body of the corporation or other business entity. Notwithstanding the foregoing, for purposes of this Amended and Restated Agreement [***], having its place of business at [***] and any person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with [***] (other than BioNTech SE, having its place of business at An der Goldgrube 12, Mainz, Germany, or any person or entity that is directly or indirectly controlled by BioNTech SE) shall not be considered an Affiliate of the Licensee.
2.3“Amendment Effective Date” means 1 January 2024.
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2.4“Amendment Signing Date” means the date of last signature to this Amended and Restated Agreement.
2.5“Benchmarks” mean the performance milestones that are set forth in Appendix D.
2.6“BLA” means a Biologics License Application or similar application or submission for marketing approval filed with or submitted to a Regulatory Authority in conformance with the requirements of such Regulatory Authority.
2.7“Clinical Trial” means a Phase I Clinical Trial, Phase II Clinical Trial, Phase III Clinical Trial and/or post-approval clinical trial, including a Phase IV Clinical Trial.
2.8“Combination Agreement” means [***].
2.9“Combination Product” means [***].
[***].
2.10“Commercial Development Plan” means the written commercialization plan attached as Appendix E.
2.11“Effective Date” means May 27, 2020.
2.12“First Commercial Sale” means the initial transfer by or on behalf of the Licensee or a sublicensee of Licensed Products or the initial practice of a Licensed Process by or on behalf of the Licensee or a sublicensee in exchange for cash or some equivalent to which value can be assigned for the purpose of determining Net Sales.
2.13[***]
2.14“Government” means the Government of the United States of America.
2.15“IND” means an Investigational New Drug application, Clinical Study Application, Clinical Trial Exemption, or similar application or submission for approval to conduct human clinical investigations filed with or submitted to a Regulatory Authority or in conformance of such a Regulatory Authority.
2.16“Least Developed Country(ies)” means the country(ies) identified in Appendix B.
2.17“Licensed Fields of Use” means the fields of use identified in Appendix B.
2.18“Licensed Patent Rights” shall mean:
(a)Patent applications (including provisional patent applications and PCT patent applications) or patents listed in Appendix A, all divisions and continuations of these applications, all patents issuing from these applications, divisions, and continuations, and any reissues, reexaminations, and extensions of all these patents;
(b)to the extent that the following contain one or more claims directed to the invention or inventions disclosed in Paragraph 2.18(a):
(i)continuations in part of Paragraph 2.18(a);
(ii)all divisions and continuations of these continuations-in-part;
(iii)all patents issuing from these continuations in part, divisions, and continuations;
(iv)priority patent application(s) of Paragraph 2.18(a); and
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(v)any reissues, reexaminations, and extensions of all these patents;
(c)to the extent that the following contain one or more claims directed to the invention or inventions disclosed in Paragraph 2.18(a): all counterpart foreign and U.S. patent applications and patents to Paragraphs 2.18(a) and 2.18(b), including those listed in Appendix A; and
(d)Licensed Patent Rights shall not include Paragraph 2.18(b) or Paragraph 2.18(c) to the extent that they contain one or more claims directed to new matter which is not the subject matter disclosed in Paragraph 2.18(a).
2.19“Licensed Processes” means processes, which in the course of being practiced, would be within the scope of one or more claims of the Licensed Patent Rights that have not been held unpatentable, invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction.
2.20“Licensed Products” means tangible materials, which in the course of manufacture, use, sale, or importation, would be within the scope of one or more claims of the Licensed Patent Rights that have not been held unpatentable, invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction.
2.21“Licensed Territory” means the geographical area identified in Appendix B.
2.22“Marketing Authorization” means all approvals from the relevant Regulatory Authority necessary to market and sell any of the Licensed Products in any country (including without limitation all applicable pricing and governmental reimbursement approvals even if not legally required to sell Licensed Products in a country).
2.23“NDA” means a New Drug Application or similar application or submission for marketing approval filed with or submitted to a Regulatory Authority in conformance with the requirements of such Regulatory Authority.
2.24“Net Sales” means [***].
2.25[***]
2.26“Phase I Clinical Trial” means a human clinical trial (including Phase Ia and Ib) in any country that is not a Phase II Clinical Trial, not a Phase III Clinical Trial, and not a Phase IV Clinical Trial.
2.27“Phase II Clinical Trial” means a human clinical trial (including Phase 2a and 2b) in any country in which the protocol is designed to include at least one endpoint measuring efficacy (qualitative or quantitative) for a new indication, but the design is not sufficiently controlled or sized to support regulatory approval of the Licensed Product for marketing.
2.28“Phase III Clinical Trial” means a human clinical trial in any country in which the protocol is designed to support regulatory approval of the Licensed Product for marketing.
2.29“Phase IV Clinical Trial” means any clinical trial initiated after regulatory approval to market a Licensed Product because completing that trial successfully was required by the regulatory agency as a condition of such approval. Also, Phase IV Clinical Trial includes trials intended to expand or alter the scope of the regulatory approval (a) to include additional or alternative dosing, or (b) to include additional or alternative routes of administration, or (c) to comply with new regulatory requirements. A Clinical Trial for indications additional to those already approved is not a Phase IV Clinical Trial.
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2.30“Practical Application” means to manufacture in the case of a composition or product, to practice in the case of a process or method, or to operate in the case of a machine or system; and in each case, under these conditions as to establish that the invention is being utilized and that its benefits are to the extent permitted by law or Government regulations available to the public on reasonable terms.
2.31“Pro Rata Share” means one of the following:
(a)in instances where the Additional License(s) granted by NIAID recover a predetermined percentage of patent costs, [***];
(b)in instances where the Additional License(s) granted by NIAID recover a full Pro Rata Share of patent prosecution costs, [***]; or
(c)instances where the Additional License(s) are granted according to the definition of both Paragraph 2.31(a) and Paragraph 2.31(b), [***].
2.32“Regulatory Authority” means any applicable government regulatory authority involved in granting approvals for the manufacturing, marketing, reimbursement and/or pricing of Licensed Products in the Licensed Territory, including, in the United States, the United States Food and Drug Administration and any successor or foreign governmental authority having substantially the same function.
2.33“Sublicense” means a license or contract granting to a Third Party a portion or all of the rights granted to the Licensee under, as applicable, the license granted by the NIAID under the Original Agreement in the case of any such license or contract first granted prior to the Amendment Effective Date, or the license granted by the NIAID under this Amended and Restated Agreement.
2.34“Third Party(ies)” means a person or entity other than (i) the Licensee (ii) or any of its Affiliates and (iii) the NIAID.
3.GRANT OF RIGHTS
3.1The NIAID hereby grants and the Licensee accepts, on behalf of itself and its Affiliates, subject to the terms and conditions of this Amended and Restated Agreement, a nonexclusive license under the Licensed Patent Rights in the Licensed Territory to make and have made, to use and have used, to sell and have sold, to offer to sell, and to import any Licensed Products in the Licensed Fields of Use and to practice and have practiced any Licensed Processes in the Licensed Fields of Use.
3.2This Amended and Restated Agreement confers no license or rights by implication, estoppel, or otherwise under any patent applications or patents of the NIAID other than the Licensed Patent Rights regardless of whether these patent applications or patents are dominant or subordinate to the Licensed Patent Rights.
4.SUBLICENSING
4.1Upon written approval, which shall include prior review of any Sublicense agreement by the NIAID and which shall not be unreasonably withheld, the Licensee may enter into Sublicense agreements under the Licensed Patent Rights only when it concurrently licenses proprietary or in-licensed intellectual property rights. For the avoidance of doubt, the Licensee does not have the right to solely Sublicense the Licensed Patent Rights.
4.2The Licensee agrees that any Sublicense granted by it shall provide that the obligations to the NIAID of Paragraphs 5.1, 5.2, 8.1-8.4, 10.1, 10.3, 12.5, and 13.8-13.9 of this Amended and Restated Agreement shall be binding upon the sublicensee as if it were a party to this Amended and Restated Agreement. The Licensee further agrees to attach copies of these Paragraphs to all Sublicense agreements. In the event of a conflict between the terms of this Amended and Restated Agreement and any Sublicense to the Licensed Patent Rights, the terms of this Amended and Restated Agreement shall control.
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4.3Any Sublicense granted by the Licensee shall provide for the termination of such Sublicense, or the conversion to a license directly between the grantee of such Sublicense and the NIAID, at the option of the sublicensee, upon termination of this Amended and Restated Agreement under Article 13. This conversion is subject to the NIAID approval and contingent upon acceptance by the sublicensee of the remaining provisions of this Amended and Restated Agreement.
4.4Licensee agrees to forward to the NIAID a complete, copy of each fully executed Sublicense agreement postmarked within [***] days of the execution of such Sublicense agreement. To the extent permitted by law, the NIAID agrees to maintain each Sublicense agreement in confidence.
5.STATUTORY AND NIH REQUIREMENTS AND RESERVED GOVERNMENT RIGHTS
5.1Prior to the First Commercial Sale, the Licensee agrees to provide the NIAID with reasonable quantities of Licensed Products or materials made through the Licensed Processes for the NIAID’s research use.
5.2The Licensee agrees that products used or sold in the United States embodying Licensed Products or produced through use of Licensed Processes shall be manufactured substantially in the United States, unless a written waiver is obtained in advance from the NIAID.
6.ROYALTIES AND REIMBURSEMENT
6.1The Licensee agrees to pay the NIAID a noncreditable, nonrefundable license issue royalty as set forth in Appendix C.
6.2The Licensee agrees to pay the NIAID a minimum annual royalty as set forth in Appendix C.
6.3The Licensee agrees to pay the NIAID earned royalties as set forth in Appendix C.
6.4The Licensee agrees to pay the NIAID benchmark royalties as set forth in Appendix C.
6.5A patent or patent application licensed under this Amended and Restated Agreement shall cease to fall within the Licensed Patent Rights for the purpose of computing earned royalty payments in any given country on the earliest of the dates that:
(a)the application has been finally rejected without the possibility of appeal, withdrawn, disclaimed, abandoned or not continued;
(b)the patent expires or irrevocably lapses; or
(c)the patent has been held to be invalid or unenforceable by an unappealed or unappealable decision of a court of competent jurisdiction or administrative agency.
[***]
6.6The Licensee agrees to pay the NIAID sublicensing royalties as set forth in Appendix C.
6.7No multiple royalties shall be payable because any Licensed Products or Licensed Processes are covered by more than one of the Licensed Patent Rights.
6.8On sales of Licensed Products by or on behalf of the Licensee (including, for clarity, by sublicensees) made in other than an arm’s-length transaction, the value of the Net Sales attributed under this Article 6 to this transaction shall be that which would have been received in an arm’s-length transaction, based on sales of like quantity and quality products on or about the time of such transaction.
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6.9With regard to unreimbursed expenses associated with the preparation, filing, prosecution, and maintenance of all patent applications and patents included within the Licensed Patent Rights and paid by the NIAID prior to the Effective Date of this Agreement, the Licensee shall pay the NIAID, as an additional royalty, within [***] days of the NIAID’s submission of a statement and request for payment to the Licensee, an amount equivalent to a Pro Rata Share of the unreimbursed patent expenses previously paid by the NIAID. The Licensee’s obligation under this clause shall not exceed [***] of said unreimbursed expenses previously paid by NIAID.
6.10With regard to unreimbursed expenses associated with the preparation, filing, prosecution, and maintenance of all patent applications and patents included within the Licensed Patent Rights and paid by the NIAID on or after the Effective Date, the NIAID, at its sole option, may require the Licensee:
(a)to pay the NIAID on an annual basis, within [***] days of the NIAID's submission of a statement and request for payment, a royalty amount equivalent to a Pro Rata Share of these unreimbursed expenses paid during the previous calendar year(s);
(b)to pay these unreimbursed expenses directly to the law firm employed by the NIAID to handle these functions. However, in this event, the NIAID and not the Licensee shall be the client of the law firm; or
(c)under exceptional circumstances, the Licensee may be given the right to assume responsibility for the preparation, filing, prosecution, or maintenance of any patent application or patent included with the Licensed Patent Rights. In that event, the Licensee shall directly pay the attorneys or agents engaged to prepare, file, prosecute, or maintain these patent applications or patents and shall provide the NIAID with copies of each invoice associated with these services as well as documentation that these invoices have been paid.
6.11The NIAID agrees, upon written request, to provide the Licensee with summaries of patent prosecution invoices for which the NIAID has requested payment from the Licensee under Paragraph 6.9 or 6.10. The Licensee agrees that all information provided by the NIAID related to patent prosecution costs shall be treated as confidential commercial information and shall not be released to a Third Party except as required by law or a court of competent jurisdiction.
6.12The Licensee may elect to surrender its rights in any country of the Licensed Territory under any of the Licensed Patent Rights upon [***] days written notice to the NIAID and owe no payment obligation under Paragraph 6.9 or 6.10 for patent-related expenses paid in that country after the effective date of the written notice.
6.13All royalty payments required under Paragraphs 6.26.36.46.66.9 and 6.10 shall be due within [***] days of the date the NIAID provides the Licensee notice of the payment due and upon receipt of an invoice. NIAID shall send electronically to Licensee ([***]). No other form of transmission of an invoice can be accepted by Licensee.
7.PATENT FILING, PROSECUTION, AND MAINTENANCE
7.1[***] agrees to take responsibility for the preparation, filing, prosecution, and maintenance of any and all patent applications or patents included in the Licensed Patent Rights.
8.RECORD KEEPING
8.1The Licensee agrees to keep accurate and correct records of Licensed Products made, used, sold, or imported and Licensed Processes practiced under this Amended and Restated Agreement appropriate to determine the amount of royalties due to the NIAID. These records shall be retained for at least [***] following a given reporting period and shall be available during normal business hours for inspection by an independent audit firm, not more than [***] per calendar year, for the sole purpose of verifying reports and royalty payments hereunder. Any accountant or auditor engaged hereunder shall only disclose to the NIAID information relating to the accuracy of reports and royalty payments made under this Amended and Restated Agreement in as much detail as is required within the royalty report as described in Paragraph 9.4 and Appendix F. [***]
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8.2[***]
8.3[***]
8.4All royalty payments determined to be due as a result of an audit conducted under Paragraph 8.1, and any additional royalties due with respect to any of the foregoing under Paragraph 9.7 shall be due within [***] days of the date the NIAID provides the Licensee notice of the payment due. [***]
9.REPORTS ON PROGRESS, BENCHMARKS, SALES, AND PAYMENTS
9.1Prior to signing this Amended and Restated Agreement, the Licensee has provided the NIAID with the Commercial Development Plan in Appendix E, under which the Licensee intends to bring the subject matter of the Licensed Patent Rights to the point of Practical Application. This Commercial Development Plan is hereby incorporated by reference into this Agreement. Based on this plan, performance Benchmarks are determined as specified in Appendix D.
9.2The Licensee shall provide written annual reports on its product development progress or efforts to commercialize under the Commercial Development Plan for each of the Licensed Fields of Use within [***] days after December 31 of each calendar year. These progress reports shall include, but not be limited to: [***]. [***] In any annual report, the Licensee may propose amendments to the Commercial Development Plan, acceptance of which by the NIAID may not be denied unreasonably. The Licensee agrees to provide any additional information reasonably required by the NIAID to evaluate the Licensee’s performance under this Amended and Restated Agreement. The Licensee may amend the Benchmarks at any time upon written approval by the NIAID. The NIAID shall not unreasonably withhold approval of any request of the Licensee to extend the time periods of this schedule if the request is supported by a reasonable showing by the Licensee of diligence in its performance under the Commercial Development Plan and toward bringing the Licensed Products to the point of Practical Application.
9.3The Licensee shall report to the NIAID the dates for achieving Benchmarks specified in Appendix D and the First Commercial Sale in each country in the Licensed Territory within [***] days of such occurrences.
9.4The Licensee shall submit to the NIAID, within [***] days after each calendar half-year ending June 30, and December 31, a royalty report, as described in the example in Appendix F, setting forth [***]. With each royalty report, the Licensee shall submit payment of earned royalties due. If no earned royalties are due to the NIAID for any reporting period, the written report shall so state. [***]
9.5Royalties due under Article 6 shall be paid in U.S. dollars and payment options are listed in Appendix G. For conversion of foreign currency to U.S. dollars, the conversion rate shall be the New York foreign exchange rate quoted in The Wall Street Journal on the day that the payment is due, and any loss of exchange, value, taxes, or other expenses incurred in the transfer or conversion to U.S. dollars shall be paid entirely by the Licensee. The royalty report required by Paragraph 9.4 shall be mailed to the NIAID at its address for Agreement Notices indicated on the Signature Page or electronically mailed to the email address indicated on the Signature Page.
9.6The Licensee shall be solely responsible for determining if any tax on royalty income is owed outside the United States and shall pay this tax and be responsible for all filings with appropriate agencies of foreign governments.
9.7Additional royalties may be assessed by the NIAID on any payment that is more than [***] days overdue at the rate of [***]. This [***] rate may be applied retroactively from the original due date until the date of receipt by the NIAID of the overdue payment and additional royalties. The payment of any additional royalties shall not prevent the NIAID from exercising any other rights it may have as a consequence of the lateness of any payment.
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9.8All plans and reports required by this Article 9 and marked “confidential” by the Licensee shall, to the extent permitted by law, be treated by the NIAID as commercial and financial information obtained from a person and as privileged and confidential, and any proposed disclosure of these records by the NIAID under the Freedom of Information Act (FOIA), 5 U.S.C. §552 shall be subject to the predisclosure notification requirements of 45 CFR §5.65(d).
10.PERFORMANCE
10.1The Licensee shall use its reasonable commercial efforts to bring the Licensed Products and Licensed Processes to Practical Application. “Reasonable commercial efforts” for the purposes of this provision shall include adherence to the Commercial Development Plan in Appendix E and performance of the Benchmarks in Appendix D.
10.2Upon the First Commercial Sale, until the expiration or termination of this Amended and Restated Agreement, the Licensee shall use its reasonable commercial efforts to make Licensed Products and Licensed Processes reasonably accessible to the United States public.
10.3The Licensee agrees, after its First Commercial Sale, to make reasonable quantities of Licensed Products or materials produced through the use old Licensed Processes available to patient assistance programs.
10.4The Licensee agrees, after its First Commercial Sale and as part of its marketing and product promotion, to develop digital educational materials (e.g., brochures, website, etc.) directed to patients and physicians detailing the Licensed Products or medical aspects of the prophylactic and therapeutic uses of the Licensed Products under Licensee’s branding and trademark. Paperform educational materials shall not be owed by Licensee.
10.5The Licensee agrees to supply, to the Technology Transfer and Intellectual Property Office, NIAID, at the mailing address 5601 Fishers Lane, Suite 2G, Rockville, MD 20852-3804 U.S.A., with inert samples of the Licensed Products or Licensed Processes or their packaging for educational and display purposes only.
11.INFRINGEMENT AND PATENT ENFORCEMENT
11.1The NIAID and the Licensee agree to notify each other promptly of each infringement or possible infringement of the Licensed Patent Rights, as well as any facts which may affect the validity, scope, or enforceability of the Licensed Patent Rights of which either party becomes aware.
11.2In the event that a declaratory judgment action alleging invalidity of any of the Licensed Patent Rights shall be brought against the NIAID, the NIAID agrees to notify the Licensee that an action alleging invalidity has been brought. The NIAID does not represent that it shall commence legal action to defend against a declaratory action alleging invalidity. The Licensee shall take no action to compel the Government either to initiate or to join in any declaratory judgment action. Should the Government be made a party to any suit by motion or any other action of the Licensee, the Licensee shall reimburse the Government for any costs, expenses, or fees, which the Government incurs as a result of the motion or other action. Upon the Licensee's payment of all costs incurred by the Government as a result of the Licensee's joinder motion or other action, these actions by the Licensee shall not be considered a default in the performance of any material obligation under this Amended and Restated Agreement.
12.NEGATION OF WARRANTIES AND INDEMNIFICATION
12.1The NIAID offers no warranties other than those specified in Article 1.
12.2The NIAID does not warrant the validity of the Licensed Patent Rights and makes no representations whatsoever with regard to the scope of the Licensed Patent Rights, or that the Licensed Patent Rights may be exploited without infringing other patents or other intellectual property rights of third parties.
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12.3THE NIAID MAKES NO WARRANTIES, EXPRESSED OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY SUBJECT MATTER DEFINED BY THE CLAIMS OF THE LICENSED PATENT RIGHTS OR TANGIBLE MATERIALS RELATED THERETO.
12.4The NIAID does not represent that it shall commence legal actions against third parties infringing the Licensed Patent Rights.
12.5The Licensee shall indemnify and hold the NIAID, its employees, students, fellows, agents, and consultants, harmless from and against all liability, demands, damages, expenses, and losses, including but not limited to death, personal injury, illness, or property damage in connection with or arising out of:
(a)the use by or on behalf of the Licensee, directors, employees, or Third Parties of any Licensed Patent Rights; or
(b)the design, manufacture, distribution, or use of any Licensed Products or Licensed Processes by the Licensee, or other products or processes developed in connection with or arising out of the Licensed Patent Rights.
12.6The Licensee agrees to maintain a liability insurance program consistent with sound business practice.
13.TERM, TERMINATION, AND MODIFICATION OF RIGHTS
13.1On the Amendment Signing Date, this Amended and Restated Agreement shall be, and is, effective as of the Amendment Effective Date and shall extend on a country-by-country basis until the expiration of the last to expire of the Licensed Patent Rights unless sooner terminated as provided in this Article 13, unless the provisions of Paragraph 14.14 are not fulfilled.
13.2In the event that the Licensee is in default in the performance of any material obligations under this Amended and Restated Agreement, including but not limited to the obligations listed in Paragraph 13.5, and if the default has not been remedied within [***] days after the date of notice in writing of the default, the NIAID may terminate this Amended and Restated Agreement by written notice and pursue outstanding royalties owed through procedures provided by the Federal Debt Collection Act.
13.3In the event that the Licensee becomes insolvent, files a petition in bankruptcy, has such a petition filed against it, determines to file a petition in bankruptcy, or receives notice of a Third Party’s intention to file an involuntary petition in bankruptcy, the Licensee shall immediately notify the NIAID in writing.
13.4The Licensee shall have a unilateral right to terminate this Amended and Restated Agreement in any country or territory by giving the NIAID sixty (60) days written notice to that effect.
13.5The NIAID shall specifically have the right to terminate or modify, at its option, this Amended and Restated Agreement, if the NIAID determines that the Licensee:
(a)is not executing the Commercial Development Plan submitted with its request for a license and the Licensee cannot otherwise demonstrate to the NIAID’s satisfaction that the Licensee has taken, or can be expected to take within a reasonable time, effective steps to achieve Practical Application of the Licensed Products or Licensed Processes;
(b)has not achieved the Benchmarks as may be modified under Paragraph 9.2;
(c)has willfully made a false statement of, or willfully omitted, a material fact in the license application or in any report required by this Amended and Restated Agreement;
(d)has committed a material breach of a covenant or agreement contained in this Amended and Restated Agreement;
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(e)is not keeping Licensed Products or Licensed Processes reasonably available to the public after commercial use commences;
(f)cannot reasonably satisfy unmet health and safety needs;
(g)cannot reasonably justify a failure to comply with the domestic production requirement of Paragraph 5.2, unless waived; or
(h)has been finally found by a court of competent jurisdiction to have violated the Federal antitrust laws, without the possibility of appeal, in connection with its performance under this Amended and Restated Agreement.
13.6In making the determination referenced in Paragraph 13.5, the NIAID shall take into account the normal course of such commercial development programs conducted with sound and reasonable business practices and judgment and the annual reports submitted by the Licensee under Paragraph 9.2. Prior to invoking termination or modification of this Amended and Restated Agreement under Paragraph 13.5, the NIAID shall give written notice to the Licensee providing the Licensee specific notice of, and a [***] day opportunity to respond to, the NIAID’s concerns as to the items referenced in Paragraphs 13.5(a)-13.5(h). If the Licensee fails to alleviate the NIAID’s concerns as to the items referenced in 13.5(a)-13.5(h) or fails to initiate corrective action to the NIAID’s satisfaction, the NIAID may terminate this Amended and Restated Agreement.
13.7The NIAID reserves the right according to 35 U.S.C. §209(d)(3) to terminate or modify this Amended and Restated Agreement if it is determined that the action is necessary to meet the requirements for public use specified by federal regulations issued after the date of the license and these requirements are not reasonably satisfied by the Licensee.
13.8Within [***] days of receipt of written notice of the NIAID’s unilateral decision to modify or terminate this Amended and Restated Agreement, the Licensee may, consistent with the provisions of 37 CFR §404.11, appeal the decision by written submission to the designated the NIH official. The decision of the designated NIH official shall be the final agency decision. The Licensee may thereafter exercise any and all administrative or judicial remedies that may be available.
13.9Within [***] days of expiration or termination of this Amended and Restated Agreement under this Article 13, a final report shall be submitted by the Licensee. Any royalty payments, including those incurred but not yet paid (such as the full minimum annual royalty), and those related to patent expense, due to the NIAID shall become immediately due and payable upon termination or expiration. Unless otherwise specifically provided for under this Amended and Restated Agreement, upon termination or expiration of this Amended and Restated Agreement, the Licensee shall return all Licensed Products or other materials included within the Licensed Patent Rights to the NIAID or provide the NIAID with written certification of the destruction thereof. The Licensee may not be granted additional the NIAID licenses if the final reporting requirement is not fulfilled.
14.GENERAL PROVISIONS
14.1Neither party may waive or release any of its rights or interests in this Amended and Restated Agreement except in writing. The failure of the Government to assert a right hereunder or to insist upon compliance with any term or condition of this Amended and Restated Agreement shall not constitute a waiver of that right by the Government or excuse a similar subsequent failure to perform any of these terms or conditions by the Licensee.
14.2This Amended and Restated Agreement (including all Appendices hereto, which are hereby incorporated by reference into this Amended and Restated Agreement) [***] constitute the entire agreement as from the Amendment Effective Date between the Parties relating to the subject matter of the Licensed Patent Rights, Licensed Products and Licensed Processes, and all prior negotiations, representations, agreements, and understandings are merged into, extinguished by, and completely expressed by this Amended and Restated Agreement.
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14.3The provisions of this Amended and Restated Agreement are severable, and in the event that any provision of this Amended and Restated Agreement shall be determined to be invalid or unenforceable under any controlling body of law, this determination shall not in any way affect the validity or enforceability of the remaining provisions of this Amended and Restated Agreement.
14.4If either party desires a modification to this Amended and Restated Agreement, the Parties shall, upon reasonable notice of the proposed modification by the party desiring the change, confer in good faith to determine the desirability of the modification. No modification shall be effective until a written amendment is signed by the signatories to this Amended and Restated Agreement or their designees.
14.5The construction, validity, performance, and effect of this Amended and Restated Agreement shall be governed by Federal law as applied by the Federal courts in the District of Columbia. Any disputes relating to this Amended and Restated Agreement and/or the Original Agreement shall be governed by Federal law as applied by the Federal courts in the District of Columbia without regard to conflicts of law provisions. The United States District Court for the District of Columbia shall have exclusive jurisdiction over any suit, action, proceeding, or dispute arising out of or relating to this Amended and Restated Agreement and/or the Original Agreement or the applicability of this Amended and Restated Agreement and/or the Original Agreement that cannot be resolved by negotiation and agreement by the Parties. The Parties agree, however, to explore non-binding mediation before a mediator mutually agreed upon by the Parties before instituting any such suit, action or proceeding.
14.6All notices required or permitted by this Amended and Restated Agreement shall be given either by email notice with read receipt, or prepaid or first class, registered or certified mail, or by an express/overnight delivery service provided by a commercial carrier, each properly addressed to the other party at the address designated on the Signature Page, or to any other address as may be designated in writing by such other party. Notices shall be considered timely if such notices are received on or before the established deadline date or sent on or before the deadline date as verifiable either by the read receipt, U.S. Postal Service postmark or dated receipt from a commercial carrier. Parties should request a legibly dated U.S. Postal Service postmark or obtain a dated receipt from a commercial carrier or the U.S. Postal Service. Private metered postmarks shall not be acceptable as proof of timely mailing.
14.7This Amended and Restated Agreement shall not be assigned or otherwise transferred (including any transfer by legal process or by operation of law, and any transfer in bankruptcy or insolvency, or in any other compulsory procedure or order of court) except to the Licensee’s Affiliate(s) without the prior written consent of the NIAID. The Parties agree that the identity of the Parties is material to the formation of this Amended and Restated Agreement and that the obligations under this Amended and Restated Agreement are nondelegable. In the event that the NIAID approves a proposed assignment, the Licensee shall pay the NIAID, as an additional royalty, [***] of the fair market value of any consideration received for any assignment of this Amended and Restated Agreement within [***] days of the assignment.
14.8The Licensee acknowledges that it is subject to and agrees to abide by the United States laws and regulations (including the Export Administration Act of 1979 and Arms Export Control Act) controlling the export of technical data, computer software, laboratory prototypes, biological materials, and other commodities. The transfer of these items may require a license from the appropriate agency of the Government or written assurances by the Licensee that it shall not export these items to certain foreign countries without prior approval of the agency. The NIAID neither represents that a license is or is not required or that, if required, it shall be issued.
14.9The Licensee agrees to mark the Licensed Products or their packaging sold in the United States with all applicable U.S. patent numbers and similarly to indicate “Patent Pending” status. All Licensed Products manufactured in, shipped to, or sold in other countries shall be marked in a manner to preserve the Licensed Patent Rights in those countries.
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14.10By entering into this Amended and Restated Agreement, the NIAID does not directly or indirectly endorse any product or service provided, or to be provided, by the Licensee whether directly or indirectly related to this Amended and Restated Agreement. The Licensee shall not state or imply that this Amended and Restated Agreement is an endorsement by the Government, the NIAID, any other Government organizational unit, or any Government employee. Additionally, the Licensee shall not use the names of the NIAID, NIH, FDA or HHS or the Government or their employees in any advertising, promotional, or sales literature without the prior written approval of the NIAID.
14.11The Parties agree to attempt to settle amicably any controversy or claim arising under this Amended and Restated Agreement or a breach of this Amended and Restated Agreement, except for appeals of modifications or termination decisions provided for in Article 13. The Licensee agrees first to appeal any unsettled claims or controversies to the designated the NIH official, or designee, whose decision shall be considered the final agency decision. Thereafter, the Licensee may exercise any administrative or judicial remedies that may be available.
14.12Nothing relating to the grant of a license, nor the grant itself, shall be construed to confer upon any person any immunity from or defenses under the antitrust laws or from a charge of patent misuse, and the acquisition and use of rights pursuant to 37 CFR Part 404 shall not be immunized from the operation of state or Federal law by reason of the source of the grant.
14.13Article 12, Article 8, and Paragraphs 9.4 (but Paragraph 9.4 shall only survive until the last royalties having accrued hereunder during the term of this Amended and Restated Agreement have been paid), 9.5, 9.6, 9.7, 9.8, 13.8, 13.9, 14.1, 14.2, 14.5, 14.6, 14.7, 14.11 and 14.13 of this Amended and Restated Agreement shall survive the expiration or termination of this Amended and Restated Agreement.
14.14The terms and conditions of this Amended and Restated Agreement shall, at the NIAID’s sole option, be considered by the NIAID to be withdrawn from the Licensee’s consideration and the terms and conditions of this Amended and Restated Agreement, and the Amended and Restated Agreement itself to be null and void, unless this Amended and Restated Agreement is executed by the Licensee and a fully executed original is received by the NIAID within [***] days from the date of the NIAID signature found at the Signature Page. Signatures delivered by electronic transmission, including in portable document format (.pdf) sent by electronic mail or by any other electronic means (e.g., DocuSign) agreed by the Parties, will have the same effect as physical delivery of the paper document bearing the original signatures, and will be deemed original signatures.

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SIGNATURE PAGE
For NIAID:

/s/ Surekha Vathyam        2024.12.20
Surekha Vathyam, Ph.D.        Date
Director
Technology and Intellectual Property Office
National Institute of Allergy and Infectious Diseases
Address for Agreement notices and reports:
E-mail: [***] (preferred)
Mail:      License Compliance and Administration
Monitoring & Enforcement
Office of Technology Transfer
National Institutes of Health
6701 Rockledge Drive, Suite 700, MS 7788
Bethesda, Maryland 20892 U.S.A.

(For courier deliveries please check https://www.ott.nih.gov/licensing/license-noticesreports)

For the Licensee (Upon, information and belief, the undersigned expressly certifies or affirms that the contents of any statements of the Licensee made or referred to in this document are truthful and accurate.):
by:
/s/ James Ryan        20 December 2024
Signature of Authorized Official         Date
Dr. James Ryan
Printed Name
Chief Legal Officer & Chief Business Officer
Title

by:
ppa. /s/ Tom Thormeyer        20 December 2024
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Signature of Authorized Official         Date
Tom Thormeyer
Printed Name
Prokurist
Title
I.Official and Mailing Address for Agreement notices:
BioNTech SE
Legal Department / Rechtsabteilung
Mailing Address
An der Goldgrube 12
55131 Mainz
Germany

Email Address:    [***]
II.Official and Mailing Address for Financial notices (the Licensee’s contact person for royalty payments)
[***]
Name
[***]
Title
Mailing Address: [***]
Email Address:    [***]
Email Address:    [***]

Any false or misleading statements made, presented, or submitted to the Government, including any relevant omissions, under this Agreement and during the course of negotiation of this Agreement are subject to all applicable civil and criminal statutes including Federal statutes 31 U.S.C. §§3801-3812 (civil liability) and 18 U.S.C. §1001 (criminal liability including fine(s) and/or imprisonment).
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APPENDIX A – PATENT(S) OR PATENT APPLICATION(S)
Patent(s) or Patent Application(s):
[***]

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APPENDIX B – LICENSED FIELDS OF USE AND TERRITORY

I.    Licensed Fields of Use:
Vaccines against SARS-CoV-2 using the Licensee’s proprietary mRNA technology (including if used in a Combination Product)

II.    Licensed Territory:
Worldwide

III.    Least Developed Countries:
[***]
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APPENDIX C – ROYALTIES
Royalties:
I.    The Parties acknowledge that Licensee previously paid to the NIAID a noncreditable, nonrefundable license issue royalty in the amount of [***] within [***] days from the Effective Date of the Original Agreement.

II.    The Licensee agrees to pay to the NIAID a nonrefundable minimum annual royalty as follows:
[***]
III.    Earned Royalties:
(a)For the period starting from the Effective Date and ending immediately prior to the Amendment Effective Date:
(1)    The Licensee agrees to pay the NIAID earned royalties on Net Sales of Licensed Products in the Licensed Territory by or on behalf of the Licensee as follows:
i.[***] on the portion of Net Sales of the Licensed Products in [***]; (No royalty stacking to apply).
ii.[***] on Net Sales of Licensed Products outside of [***] up to [***];

iii.[***] on Net Sales of Licensed Products outside of [***] over [***].

For royalties payable under Paragraphs III(a)(1)ii and III(a)(1)iii above, Licensee may deduct from any royalty payments due to NIAID an amount equal to [***] of any royalty paid by Licensee to a Third Party on Net Sales for the Licensed Product under a Third Party license obtained by Licensee; provided that the royalty deductions shall not reduce the royalty payable to NIAID to less than a floor of [***] for Net Sales up to [***] and a floor of [***] for Net Sales over [***].

(b)From and after the Amendment Effective Date:
(1)    The Licensee agrees to pay the NIAID with respect to Licensed Products that are manufactured in a country in which there is a Licensed Patent Right covering the manufacture, use, sale, offer for sale, or import of such Licensed Product in such country of manufacture and/or that are sold in a country in which there is a Licensed Patent Right covering the manufacture, use, sale, offer for sale, or import of such Licensed Product in such country of sale, earned royalties on Net Sales of such Licensed Products by or on behalf of the Licensee and all sublicensees in the Licensed Territory as follows:

i.In [***], on a [***] basis, [***] on Net Sales of the Licensed Products in each [***] ([***]).
ii.Outside of [***], on a [***] basis, [***] on Net Sales of Licensed Products in each [***].

(2)    Solely for royalties payable on Net Sales of Licensed Products outside of [***] under Paragraph III(b)(1)ii above, Licensee may, on a [***] and [***] basis, deduct from any earned royalty payments due to NIAID on Net Sales of a Licensed Product in a country an amount equal to [***] of any royalty paid by Licensee to a Third Party on Net Sales of such Licensed Product in such country under a Third Party license obtained by Licensee or a sublicensee that is necessary or useful for the manufacture or sale of such Licensed Product ([***]); provided that the aggregate royalty deductions for all such
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royalties paid by Licensee to Third Parties on Net Sales of such Licensed Product in such country in the respective reporting period shall not reduce the royalty payable to NIAID on Net Sales of such Licensed Product in such country in such reporting period to less than a floor of [***] of Net Sales of such Licensed Product.

(3)    [***]

For the avoidance of doubt, royalty obligations regarding Net Sales of Combination Products shall be calculated as demonstrated in the scenarios set forth in Appendix H.

IV.    For development of Licensed Products by Licensee or by its sublicensee, Licensee agrees to pay the NIAID Benchmark royalties within [***] days of achieving each Benchmark:
[***]
[***]
V.    For development of a Licensed Product by a sublicensee, the Licensee agrees to pay the NIAID additional sublicensing royalties ([***]) on the fair market value of any consideration received for granting each Sublicense within [***] of the execution of each Sublicense as follows:

Sublicensing Category per Licensed Product	% of consideration for grant of sublicensee payable to the NIAID
[***]	[***]
[***]	[***]
[***]	[***]

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APPENDIX D – BENCHMARKS AND PERFORMANCE
The Licensee agrees to the following Benchmarks for its performance and, within [***] of achieving a Benchmark, shall notify the NIAID that the Benchmark has been achieved. [***]
[***]

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APPENDIX E – COMMERCIAL DEVELOPMENT PLAN
[***]
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APPENDIX F – EXAMPLE ROYALTY REPORT
[***]
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APPENDIX G – ROYALTY PAYMENT OPTIONS

[***]
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Appendix H – DEMONSTRATION OF ROYALTY CALCULATIONS FOR COMBINATION PRODUCTS
[***]
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